Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated March 23, 2024, and each included in this Post-Effective Amendment No. 52 on the Registration Statement (Form N-1A, File No. 333-104972) of Morgan Stanley Institutional Liquidity Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated December 22, 2023, with respect to Money Market Portfolio and Tax-Exempt Portfolio (two of the funds constituting Morgan Stanley Institutional Liquidity Funds) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended October 31, 2023, into this Registration Statement filed with the Securities and Exchange Commission.

Boston, Massachusetts

March 22, 2024

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated March 23, 2024, and each included in this Post-Effective Amendment No. 52 on the Registration Statement (Form N-1A, File No. 333-104972) of Morgan Stanley Institutional Liquidity Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated December 22, 2023, with respect to Government Portfolio and Treasury Portfolio (two of the funds constituting Morgan Stanley Institutional Liquidity Funds) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended October 31, 2023, into this Registration Statement filed with the Securities and Exchange Commission.

Boston, Massachusetts

March 22, 2024